Exhibit 10.21

COHEN BROTHERS, LLC

2009 Senior Managers’ Cash Bonus Retention Plan

1. Purpose. The purpose of the Cohen Brothers, LLC 2009 Senior Managers’ Cash Bonus Retention Plan (the “Plan”) is to provide cash bonuses for eligible participants in order to provide an incentive to such participants to continue in the employ of Cohen Brothers, LLC (the “Company”) during the first nine months of 2009. This is intended to encourage participants to remain focused on their service with the Company, notwithstanding distractions attributable to general economic, Company and market conditions. The payment of cash bonuses under the Plan will be made in the last quarter of 2008 or the first quarter of 2009, contingent on the eligible participants providing services to the Company during the first nine months of 2009, and such other requirements, all as set forth herein.

2. Definitions. The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:

(a) “Board” shall mean the Board of Managers of the Company.

(b) “Cause” shall have the meaning set forth in the Participant’s Senior Management Agreement with the Company.

(c) “Change of Control” shall mean any one of the following events:

(i) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any person;

(ii) The adoption by the members of the Company of a plan relating to the liquidation or dissolution of the Company; or

(iii) The Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding membership interests of the Company or such other person is converted into or exchanged for cash, securities or other property, other than in connection with an internal reorganization of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the Board, or such committee as may be established by the Board to act as the administrative committee with respect to the Plan.

(f) “Disability” shall mean a Participant’s inability to perform substantially and continuously the duties assigned to him due to a disability as defined in the Company’s long-term disability plan then in effect, or, if no such plan is in effect, by virtue of ill health or other disability for more than 180 consecutive or non-consecutive days out of any consecutive 12 month period. Notwithstanding anything herein to the contrary, if the Company terminates a Participant’s employment, and at the time of such termination of employment, an agreement between the Participant and the Company is then in effect and defines termination for “Disability,” then the term “Disability” as used in such other agreement shall supersede the definition of Disability defined above.

(g) “Good Reason” shall have the meaning set forth in the Participant’s Senior Management Agreement with the Company.

(h) “Participant” shall mean each person designated as eligible to receive a cash bonus under the Plan and who also executes a consent to the terms of the Plan, as required hereunder.

(j) “Senior Management Agreement” shall mean the Senior Management Agreement executed by the Company and the Participant, as such Senior Management Agreement has been (or may in the future be) amended or amended and restated.

3. Participation. The Participants in the Plan are those employees designated by the Company, at its sole discretion, and as reflected on the Company’s books and records; provided, however, that no employee shall become a participant unless and until such employee executes a consent to the terms of the Plan, in substantially the form attached hereto as Exhibit A.

4. Term of Plan. The Plan shall be in effect from January 1, 2009 through September 30, 2009; provided, however, that the Plan shall be considered to remain in effect to the extent the Company or any Participant has any rights or obligations pursuant to the terms of the Plan that remain unresolved.

5. Entitlement to Cash Bonus.

(a) Each Participant shall be entitled to receive a cash bonus in the amount determined at the discretion of the Committee, subject to the satisfaction of the requirements set forth in the Plan and such other requirements as may be established by the Committee, at its discretion.

(b) Each Participant shall receive a payment of his or her cash bonus in the form of a lump sum cash payment in the last quarter of 2008 or the first quarter of 2009; provided, however, that no Participant shall have any entitlement to receive such cash bonus unless (i) such Participant remains actively employed or otherwise providing services to the Company as of the date of payment and (ii) such Participant executes a consent agreeing to be bound by the terms of the Plan (in substantially the form attached hereto as Exhibit A); and provided, further, that each Participant agrees and promises that he/she shall repay to the Company the portion of his or her cash bonus (taking into account only the net payment actually received by the Participant and not any amounts paid as required federal, state or local wage or tax withholding) that is not considered to have become vested, such vesting determination to occur in accordance with and as provided by Section 5(c) below. To the extent a Participant is obligated to repay a portion of his or her cash bonus, the Company shall be entitled to enforce its right to be repaid by any method available to it, including taking partial or full repayment of amounts owed to the Company from amounts otherwise owed by the Company to the

Participant. In addition, and notwithstanding anything to the contrary herein, a Participant’s obligation to repay all or a portion of his or her bonus may not be waived by the Company without the unanimous approval of such waiver by the Board of Managers.

(c) Each Participant’s cash bonus shall be considered to become vested as follows: Regardless of when Participant actually receives the cash bonus (that is, even if it occurs after a vesting date), as of January 31, the cash bonus shall be considered to be 11.11% vested, and on each of February 28, 2009, March 31, 2009, April 30, 2009, May 31, 2009, June 30, 2009, July 31, 2009, and August 31, 2009 the cash bonus shall be considered to be vested with respect to an additional 11.11%, and the cash bonus shall be considered 100% vested as of September 30, 2009; provided, however, that the vesting described in this Section 5(c) shall terminate if Participant ceases to be employed with the Company due to the Participant’s voluntary resignation (other than voluntary resignation for Good Reason) or if the Company terminates Participant’s employment for Cause (the foregoing, “Forfeiture Events”), and in such case, effective as of the date that such Participant ceases to be employed due to a Forfeiture Event, Participant shall be entitled to retain that portion of the cash advance he/she had vested into on such date, and the Participant shall not vest into any further portion of his/her cash bonus following such date (and the Participant shall be obligated to repay to the Company the net amount received by Participant related to the unvested portion).

(d) Notwithstanding the foregoing, including Section 5(c), if the Participant remains actively serving as an officer or otherwise providing services to the Company as of the relevant event described below, the Participant’s vesting shall accelerate and shall be considered to be fully 100% vested on the first to occur of any of the following events that occur prior to September 30, 2009:

(i) The occurrence of a Change of Control;

(ii) The date the Participant’s relationship with the Company terminates by reason of the Participant’s death or Disability; or

(iii) The date the Participant’s relationship with the Company is (a) involuntarily terminated by the Company (except acceleration shall not occur if such termination by the Company was for Cause) or (b) voluntarily terminated by the Participant for Good Reason.

Where vesting occurs by reason of the provisions of Section 5(c)(i), (ii) or (iii), the Participant shall be considered to be fully vested immediately and shall not be subject to any forfeiture or repayment obligation.

6. Committee.

(a) Powers. The Committee shall have the power and duty to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have the power to:

(i) provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;

(ii) construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties; and

(iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate.

The resolution of any questions with respect to payments and entitlements pursuant to the provisions of the Plan shall be determined by the Committee, and all such determinations shall be final and conclusive.

(b) Indemnity. No member of the Committee shall be directly or indirectly responsible or under any liability by reason of any action or default by him as a member of the Committee, or the exercise of or failure to exercise any power or discretion as such member. No member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee, or any of its advisors, agents or representatives. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his own membership on the Committee.

(c) Compensation and Expenses. Members of the Committee shall receive no separate compensation for services rendered as members of the Committee and shall only be compensated for their services as members of the Board of Directors and any other Committee of the Board of Directors which is entitled to compensation. Members of the Committee shall be entitled to receive from the Company their reasonable expenses incurred in administering the Plan.

(d) Participant Information. The Company shall furnish to the Committee in writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.

(e) Inspection of Documents. The Committee shall make available to the Participant and his beneficiary, for examination at the principal office of the Company (or at such other location as may be determined by the Committee), a copy of the Plan and such of its records, or copies thereof, as may pertain to any benefits of the Participant and his beneficiary under the Plan.

7. Effective Date, Termination and Amendment.

(a) Effective Date of Participation in Plan. Participation in this Plan shall be effective as of January 1, 2009, and shall continue thereafter until all cash bonuses are fully vested, forfeited or repaid to the Company, as expressly set forth in the Plan.

(b) Amendment and Termination of the Plan. The Plan may be terminated or revoked by action of the Committee at any time and amended by action of the Committee from time to time, provided that neither the termination, revocation or amendment of the Plan may, without the written approval of an affected Participant, change the vesting schedule and the events related to vesting. In addition, and notwithstanding the foregoing, no amendment to the Plan, including any amendment that has the effect, direct or indirect, of waiving any Participant’s obligation to repay all or any portion of his or her cash bonus, shall be effective with respect to any Participant who is a member of the Company’s Board unless such amendment is approved by the unanimous vote by the Company’s Board.

8. Miscellaneous Provisions.

(a) Unsecured Creditor Status. The Participant, when entitled to a cash bonus hereunder, shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in the Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatsoever owned by the Company, or in which the Company may have any right, title, or interest now or at any time in the future.

(b) Other Company Plans. It is agreed and understood that any benefits under the Plan are in addition to any and all benefits to which the Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that the Plan shall not affect or impair the rights or obligations of the Company or the Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.

(c) Separability. If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

(d) Continued Service. Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon the Participant the right to a continuation of service or employment by the Company. The Company reserves the right to dismiss the Participant, or otherwise deal with the Participant to the same extent as though the Plan had not been adopted.

(e) Jurisdiction. The Plan shall be construed, administered, and enforced according to the laws of the Commonwealth of Pennsylvania, except to the extent that such laws are preempted by the Federal laws of the United States of America.

(f) Claims. If, pursuant to the provisions of the Plan, the Committee denies the claim of the Participant or his beneficiary for benefits under the Plan, the Committee shall provide written notice within 60 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

(i) the specific reasons for such denial;

(ii) the specific reference to the Plan provisions on which the denial is based;

(iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and

(iv) an explanation of the Plan’s claim review procedure and the time limitations of this subsection applicable thereto.

If the Participant or his beneficiary is denied a claim for benefits, the Participant may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the Participant or his beneficiary or authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision in writing in a manner calculated to be understood by the Participant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons therefor and the specific Plan references on which it is based.

(g) Withholding. The Participant or his beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other tax requirements applicable to the accrual or payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for any withholding and tax payments as may be required.

Exhibit A

COHEN BROTHERS, LLC

2009 Senior Managers’ Cash Bonus Retention Plan

Consent to Participation and Terms of Plan

I hereby agree that, as a condition to my receipt of a cash bonus in the amount of $             under the terms of the Cohen Brothers, LLC 2009 Senior Managers’ Cash Bonus Retention Plan (the “Plan”) that I am bound by all of the terms and conditions of the Plan. I hereby acknowledge that I have received and read a copy of the Plan, a copy of which is attached as an exhibit to this Consent. I understand that under circumstances described in the Plan, I may be obligated to repay all or a portion of the cash bonus payment I receive under the Plan, and that the Company has the right to enforce its rights to seek such repayment by any and all means available to it, including legal action that may be taken against me and by retaining amounts that the Company would otherwise be required to pay to me.

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